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EXHIBIT 8.1

September 14, 2018

PBF Logistics LP

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We have acted as special counsel to PBF Logistics LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration of the offering and sale (the “Offering”) of securities of the Partnership to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). In connection therewith, we have participated in the preparation of the discussion set forth under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through an officer’s certificate (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

September 14, 2018

We hereby confirm that all statements of legal conclusion contained in the Discussion, subject to the qualifications and assumptions stated in the Discussion and the limitations and qualifications set forth herein, constitute the opinion of Hunton Andrews Kurth LLP with respect to the matters set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Registration Statement.

Very truly yours,

/s/ Hunton Andrews Kurth LLP